Exhibit 1.01 - Conflict Minerals Report

Brocade Communications Systems, Inc.
130 Holger Way
San Jose, CA 95134

Calendar Year 2016

1.    Introduction

Background
In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”). Section 1502 of the Dodd Frank Act specifically relates to “conflict minerals” (gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten) and added Section 13(p) to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 13p-1 (the “Rule”) and Form SD adopted by the Securities and Exchange Commission (“SEC”) require companies subject to the Rule to perform certain procedures to determine the source of conflict minerals that are determined to be necessary to the functionality or production of the products these companies manufacture or contract to manufacture. Specifically, companies are required to conduct a reasonable country-of-origin inquiry (“RCOI”) to determine whether the conflict minerals used in their products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, the “covered countries”) or were from recycled or scrap sources. If, as a result of the RCOI, a company determines that some of the necessary conflict minerals in its supply chain did originate in the covered countries (and are not from recycled or scrap sources) or if the company was unable to determine the countries of origin of all of its necessary conflict minerals, the company is required to perform due diligence on the source and chain of custody of the necessary conflict minerals to determine whether the conflict minerals were used, directly or indirectly, to finance or benefit armed groups in the covered countries, and to disclose information about the due diligence procedures the company performed.
In accordance with the Rule, Brocade Communications Systems, Inc. (“Brocade” or the “Company”) conducted an RCOI and performed due diligence on the source and chain of custody of its conflict minerals. This Conflict Minerals Report (“CMR”) describes the RCOI and due diligence activities performed in good faith for necessary conflict minerals used in Brocade’s products the manufacture of which was completed in calendar year 2016 (“CY 2016”), based on information available at the time of filing. This CMR also describes Brocade’s plans to improve its due diligence activities in calendar year 2017 (“CY 2017”).
Company and Product Overview
Brocade is a leading supplier of networking hardware, software, and services for businesses and organizations of various types and sizes. Its end customers include global enterprises and other organizations that use Brocade products and services as part of their communications infrastructure. In addition, service providers, such as telecommunication firms, cable operators, and mobile carriers, use Brocade products and services as part of their commercial operations. Brocade’s business is focused on two key markets. One is Storage Area Networking (“SAN”), where Brocade offers its SAN products, including modular directors, fixed-configuration and embedded switches, and network management and monitoring capabilities. The second is Internet Protocol (“IP”) Networking, where Brocade offers IP routers, Ethernet switches, wireless access points and controllers, network security, analytics, and monitoring, as well as products used to manage application delivery. Brocade’s IP Networking products are available in modular and fixed hardware-based form factors and can be deployed in both traditional network and next-generation fabric designs. Its IP Networking products also include a wide range of virtualized network software offerings. Brocade also provides product-related customer support and services across all its businesses.

On May 27, 2016, Brocade completed its acquisition of Ruckus Wireless, Inc. (“Ruckus”). Prior to the closing of the acquisition, Ruckus was a publicly-traded company listed on The NASDAQ Stock Market required to file reports with the SEC under the Exchange Act. Accordingly, this CMR covers products that Ruckus contracted to manufacture that contain conflict minerals necessary to the functionality or production of such products, the manufacture of which was completed during CY 2016, including during the portion of CY 2016 prior to Brocade’s acquisition of Ruckus (the “Ruckus products”). Because of the complexity of the supply chains of the respective organizations, and because Brocade’s planned integration of the businesses and operations of the two companies was expected to continue for the remainder of CY 2016, Brocade elected to manage independent RCOI and due diligence processes with respect to (i) the Ruckus products and (ii) “classic Brocade products” (that is, products manufactured or contracted to be manufactured by Brocade excluding Ruckus products). The RCOI and due diligence inquiries on the source and chain of custody of the necessary conflict minerals (defined below) in the Ruckus products and classic Brocade products were conducted on parallel but separate tracks, each reflected below in the sections entitled “RCOI” and “Due Diligence - Overview of Due Diligence Process”, and the results of these measures for the combined company are included in the section below entitled “Due Diligence - Due Diligence Results.”
This CMR relates to products (i) for which conflict minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during CY 2016. These products are referred to in this CMR as the “in-scope products” and include:

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classic Brocade products, consisting of SAN hardware products (fibre channel directors, fixed -configuration and embedded switches and extensions) and IP Networking hardware products (IP routers and Ethernet switches); and

•	the Ruckus products, consisting of wireless access points and controllers.

2.	RCOI

Brocade conducted a good faith RCOI regarding the conflict minerals that were necessary to the functionality or production of the in-scope products (the “necessary conflict minerals”). This RCOI was reasonably designed to determine whether any of the necessary conflict minerals originated in the covered countries and whether any of the necessary conflict minerals may be from recycled or scrap sources.
As a downstream purchaser of products that contain conflict minerals, Brocade is many steps removed in the supply chain from the smelters or gold refiners (“SORs”) that process the minerals used in its products and from the mines of origin for the minerals. Brocade does not obtain any conflict minerals directly from mines or SORs where ores are processed; all necessary conflict minerals that may be present in the in-scope products are the result of incorporating various parts and components of products obtained from its suppliers. Therefore, Brocade determined that it was reasonable for the Company to rely on its suppliers to trace these minerals to their sources and provide information regarding the origin of the necessary conflict minerals in the in-scope products. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. In addition, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of conflict minerals, its ability to verify the accuracy of information reported by suppliers is limited.
Brocade utilized certain conflict minerals tools and processes developed by the Conflict-Free Sourcing Initiative (“CFSI”), a consortium of the Electronic Industry Citizenship Coalition (“EICC”), and the Global e-Sustainability Initiative (“GeSI”), specifically:

•	The industry standard Conflict Minerals Reporting Template (“CMRT”) for surveying in-scope suppliers for critical conflict minerals information; and

•	The list of known SORs with assigned identification (“ID”) numbers provided as part of the CMRT.

Brocade’s process involved collecting and evaluating completed CMRTs from its suppliers that contracted to manufacture in-scope products or provided parts and components to Brocade that were incorporated into in-scope products and that Brocade determined were likely to contain conflict minerals. Brocade considered these suppliers to be “in-scope” for the purposes of its assessment. This information included declarations regarding the presence of conflict minerals in supplier parts incorporated into the in-scope products and, to the extent such information was available, the SORs where such conflict minerals were processed and the mines of origin for such conflict minerals. Suppliers that were reluctant or unable to provide the required information were escalated to Brocade’s supply base management team or the Ruckus business unit conflict minerals team, as applicable, in order to help maximize supplier responsiveness.
Brocade surveyed a total of 190 in-scope suppliers for classic Brocade products and 240 in-scope suppliers for Ruckus products. In cases of overlap between suppliers for classic Brocade and Ruckus products, these suppliers were surveyed separately and their responses were reviewed independently by Brocade’s supply base management team and the Ruckus business unit conflict minerals team.
For CY 2016 Brocade received responses from 100% of its in-scope suppliers, including from 100% of suppliers for classic Brocade products and 100% of suppliers for Ruckus products. These suppliers identified 359 SORs that may be in Brocade’s supply chain. Based on an analysis of the completed CMRTs and information made available by the CFSI to its members, Brocade also concluded that many of these SORs sourced conflict minerals entirely from outside of the covered countries, including from recycled or scrap sources. In the course of completing its RCOI, the Company determined that some suppliers:

•	Did not provide complete information regarding the origins of the conflict minerals in their products, i.e., they reported that they collected data from less than 100% of their supply chain;

•	Responded that they were unable to determine the origins of certain conflict minerals in their products;

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Reported that they are sourcing conflict minerals from SORs that have not undergone an audit by the Conflict-Free Sourcing Program (“CFSP”) developed by the CFSI to be certified as conflict-free or that are not active in the CFSP process; or

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Provided company-level responses regarding all conflict minerals used for every product they manufacture instead of more specific product- or component-level information that would be limited to the specific types of components or products supplied to the Company; as a result, there were conflict mineral sources reported to Brocade that may not actually be used in the Company’s products.

As a result, for CY 2016, Brocade was unable to determine the origin of at least a portion of the necessary conflict minerals in its in-scope products. Based on the results of the RCOI, Brocade determined that it was required to conduct due diligence for CY 2016. These due diligence efforts are discussed below.

3.	Due Diligence

Overview of Due Diligence Process
Brocade designed its due diligence measures to be in conformity in all material respects with the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016, including the related supplements on gold, tin, tantalum and tungsten (“OECD Guidance”), consistent with Brocade’s position as a downstream company. Brocade integrated the five-step OECD Guidance into its due diligence measures described below.
OECD Step 1 - Establish strong company management systems

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Conflict minerals statement. Brocade adopted a conflict minerals statement that outlines its commitment to responsible sourcing of conflict minerals. The statement sets forth Brocade’s expectation of its suppliers to source minerals responsibly, conduct due diligence on the source and chain of custody of conflict minerals in their products, and provide related information to Brocade on an annual basis. The statement was approved by certain key stakeholders, communicated internally and to in-scope suppliers (including suppliers for Ruckus products) during CY 2016, and is posted on the Company’s external website at: http://www.brocade.com/en/about-us/corporate-responsibility/governance.html.

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Conflict minerals team. Brocade developed a resource plan identifying both internal and external resources and responsibilities for implementing various aspects of its conflict minerals program. Representatives from Brocade’s environmental compliance and supply chain team (in the case of classic Brocade products) and the Ruckus business unit’s operations team (in the case of Ruckus products) managed the conflict minerals program, with cross-functional support from other departments including corporate affairs, internal audit and compliance, finance and legal. Members of the conflict minerals project teams met regularly over the course of 2016 and into 2017 to review the status of the conflict minerals program. Members of the executive team (including from the Ruckus business unit) had oversight responsibility for the work done by the conflict minerals teams and fully supported their efforts. In addition, the Company retained outside contractors to implement various aspects of its conflict minerals program, including outreach to and data collection from suppliers. Separate contractors were retained to assist with the conflict minerals program with respect to classic Brocade products and Ruckus products.

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Systems of controls and transparency. In an effort to enhance its due diligence processes and improve the accuracy and completeness of supplier data, Brocade documented detailed standard operating procedures used in its conflict minerals program for each of the classic Brocade and Ruckus product lines. These documented procedures covered supplier scoping, supplier outreach and follow-up, data collection, review and validation of supplier responses, escalation of issues (e.g., non-responsive suppliers, data quality issues such as incomplete or inconsistent responses, or failure to meet other requirements) and action plans for addressing such issues. As discussed above, Brocade’s primary method for gathering information from suppliers was through the collection and evaluation of CMRTs. Brocade maintained reviewable records of conflict minerals program documents including information tracking and summarizing the status of collecting and validating supplier responses.

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Supplier engagement. Brocade developed a supplier engagement process designed to help its suppliers understand the objectives and expectations of its conflict minerals program and strategy, and ultimately strengthen supplier commitment to conflict minerals management and responsible sourcing. Key elements of this process included developing and disseminating an initial communication regarding the information required from in-scope suppliers, distributing and collecting completed CMRTs, communicating Brocade’s publicly available conflict minerals statement to in-scope suppliers (including Ruckus suppliers), developing various additional supplier communication letters and emails (e.g., to follow up with non-responsive suppliers or request additional information or other required action items) and providing or maintaining access to training sessions and other informational materials. Outreach to and engagement of suppliers for classic Brocade and Ruckus products were conducted on separate tracks, each of which involved the key elements described above. In addition, Brocade engaged with suppliers for classic Brocade products that it shared with certain key customers to encourage their adoption of conflict minerals management processes.

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Establish a company grievance mechanism. Brocade enabled its employees, suppliers, customers and other stakeholders to report any concerns relating to its corporate responsibility platform or practices (including its conflict minerals program) by contacting CorporateResponsibility@brocade.com, as communicated on its publicly available website at http://www.brocade.com/en/about-us/corporate-responsibility/governance.html. As a proactive measure, on a quarterly basis or more frequently, if needed, Brocade engaged with certain customers to understand their approaches to managing conflict minerals and to help ensure Brocade provided appropriate and responsive information.

OECD Step 2 - Identify and assess risk in the supply chain

Brocade’s efforts to identify and assess risk in its supply chain included the processes and procedures outlined above under the section entitled “RCOI” and, to the extent applicable, the section entitled “Due Diligence - Overview of Due Diligence Process - OECD Step 1 - Establish strong company management systems.”
In addition, through the Company’s membership in the EICC (since July 2015), Brocade became a member of the CFSI and has attended monthly CFSI plenary meetings. Brocade utilized public and members-only conflict minerals tools and processes developed by the CFSI, including specifically:

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The CFSP, under which the CFSI conducts third-party audits of SORs utilizing a standard audit protocol to determine whether an SOR is conflict-free (i.e., compliant with CFSP protocols), and the published list of SORs that are compliant under the CFSP, which list is available at: www.conflictfreesourcing.org, and is updated periodically; and

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The CFSI’s Compliant Smelter Sourcing Information list, which is available only to CFSI members and provides country-of-origin information for SORs that are certified as conflict-free through the CFSP.

Brocade and its outside contractors reviewed the responses received from in-scope suppliers for plausibility, consistency and gaps in information, followed up with suppliers that submitted responses that triggered specified quality control flags, and monitored and tracked these suppliers’ progress in addressing any identified issues. Responses from suppliers for classic Brocade and Ruckus products were reviewed independently by Brocade’s supply base management team and the Ruckus business unit conflict minerals team with the assistance of their respective outside contractors, and necessary follow-up was conducted on separate tracks. Brocade reviewed the overall results of the combined company, which are reported in the section below entitled “Due Diligence - Due Diligence Results.”
CMRTs were reviewed for completeness, with a focus on whether each supplier provided all of the required information at the level of detail expected and on the correct version of the CMRT. Templates found to be incomplete or on the incorrect version of the CMRT were returned to the suppliers, which were requested to resubmit them with all of the required information.
CMRTs were also reviewed from a consistency and risk perspective to identify:

•	Supplier responses for which it was not reasonable to believe the information provided; and

•	Key issues for which supplier follow-up was needed, including to meet Brocade’s program objectives and, in the case of classic Brocade products, certain customer requirements.
Based on the results of the review, suppliers were asked to clarify their responses, provide additional information or resubmit their CMRTs to address identified issues.
Brocade compared the names of SOR entities listed by in-scope suppliers in completed CMRTs with and without CFSI IDs to the list made available by the CFSI to determine whether the entities were in fact SORs. Brocade then compared the list of SORs identified by its in-scope suppliers to the list of SORs that had received a “conflict-free” designation by the CFSP. For SORs identified by Brocade’s suppliers that had not received a “conflict-free” designation, Brocade, with the assistance of its outside contractors, conducted additional external research to gain more information about the sourcing practices of such SORs, including countries of origin, whether there were any internal due diligence procedures or other processes the SOR may have undertaken to track the chain of custody to the source of their mineral ores, and their plans for complying with CFSP requirements. In addition, Brocade, through its outside contractor, monitored and tracked the improvement in status of such SORs when there was an available update from the CFSI.

OECD Step 3 - Design and implement a strategy to respond to identified risks

The suppliers’ responses to requested follow-up actions and requests for additional information were reviewed by Brocade and its outside contractors and, where necessary, an appropriate response on Brocade’s part was initiated. In the case of suppliers for classic Brocade products, Brocade’s responses were guided by pre-determined action plans triggered by specified risk paths. Where the outcome of these additional actions by certain suppliers did not completely address the identified risks and, as a result, those suppliers did not meet Brocade’s program objectives and requirements, Brocade developed a corrective action plan for these suppliers that Brocade currently expects to implement during its CY 2017 conflict minerals RCOI and due diligence processes. In the case of suppliers for Ruckus products, the Ruckus business unit conflict minerals team determined on a case-by-case basis the appropriate risk strategy for supply chain risks identified in the course of due diligence efforts.
Potential outcomes under Brocade’s risk management plan include continued communication with suppliers to reinforce Brocade’s expectations for its supply chain, preparing internal reports for Brocade’s senior management including recommendations to further mitigate supply chain risk, managing the supply chain risk through suspension or termination of contracts with suppliers, or working with suppliers to actively assist them in developing a conflict-free supply chain (i.e., through use of the CFSP or other means). For example, Brocade used industry-adopted tools and templates provided by the CFSI to reach out to its suppliers for classic Brocade products that identified SORs that have not received a conflict-free designation to request that they engage with such SORs to encourage and assist their participation in the CFSP. In addition, Brocade has directly communicated with the non-compliant tungsten smelters identified by its in-scope suppliers for classic Brocade products to encourage their participation in the CFSP.

OECD Step 4 - Independent third-party audits of SORs

As a downstream company, Brocade relies on the CFSI to perform independent third-party audits of SORs. Furthermore, as a contributing member of the EICC and a CFSI member, Brocade has demonstrated its support of independent third party audits of SORs by programs such as the CFSP.

In addition, and based on the outcome of its risk review and any follow-up actions, Brocade selected a group of 21 suppliers for classic Brocade products to participate in “desktop” audits. This group consisted of certain top suppliers that indicated that they sourced conflict minerals from the covered countries, as well as one “control” supplier that indicated that it did not source conflict minerals from the covered countries. The objective of these audits was to verify the information provided in their CMRTs regarding the source and chain of custody of any conflict minerals in their products.
The audits were conducted by an experienced auditor from Brocade’s outside contractor, who was independent of the data collection process, and included: (1) independently verifying information provided by each supplier to the extent possible (e.g., by reviewing each supplier’s company website regarding its conflict minerals policy and other relevant publicly available information, such as information on identified SORs) and (2) contacting each supplier by email to request follow-up information, including additional SOR information, if needed, and completion of a questionnaire regarding its conflict minerals management system, how it derived its information on the CMRT, source of supply, and to ascertain whether the metal(s) could have come from scrap or recycled sources.
Six suppliers did not complete the requested questionnaire; however, sufficient information was provided on the companies’ CMRTs, websites, or via email responses for the auditor to complete the process. In all cases, the suppliers reported that they were collecting information from the supply chains using the CMRT and were conducting due diligence on that information. Only one of the suppliers in the desktop audit reported receiving less than 100% of the data it needed from its suppliers. Additional information regarding conflict minerals policies and reporting was publicly available for all 21 suppliers. After reviewing the results of the desktop audit, Brocade determined that the information provided by the audited suppliers in their CMRTs generally appeared to be verifiable and accurate.

OECD Step 5 - Report on supply chain due diligence

As required under the Rule, Brocade has filed its Form SD, which contains this CMR as an exhibit, with the SEC for CY 2016. Brocade expects to report annually, to the extent required by the Rule, and has posted this CMR on the Company’s website at http://www.brocade.com/en/about-us/corporate-responsibility/governance.html.

Due Diligence Results

Following the completion of its due diligence process, Brocade determined that at least some of the necessary conflict minerals incorporated in its in-scope products may have originated in the covered countries and may not be solely from recycled or scrap sources. This conclusion is based on information provided by Brocade’s in-scope suppliers for the CY 2016 reporting period and other sources, including information made available by the CFSI and other publicly available information. Given that not all SORs identified by Brocade’s in-scope suppliers have been certified as conflict-free by the CFSP, information provided by suppliers was in some instances unverifiable or incomplete, a number of suppliers responded that information regarding the source and chain of custody of necessary conflict minerals in the in-scope products was uncertain or unknown, and many in-scope suppliers provided company-level responses regarding all conflict minerals used for every product they manufacture rather than responses specific to Brocade’s in-scope products, Brocade was unable to verify with certainty the source and chain of custody of all of the necessary conflict minerals in its in-scope products. Therefore, Brocade is unable at this time to make any specific determinations regarding the status of its in-scope products for CY 2016.
Identified Smelters and Refiners
Based on SOR information provided by Brocade’s in-scope suppliers in completed CMRTs and information published by the CFSI or otherwise made available to its members as of March 6, 2017, Brocade prepared the following lists, which together comprise all of the SORs identified by Brocade’s in-scope suppliers:

•	Appendix A contains a list of SORs identified by Brocade’s in-scope suppliers that have been certified by the CFSP as conflict-free (i.e., compliant with CFSP protocols).

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Appendix B contains a list of SORs identified by Brocade’s in-scope suppliers that have not been certified by the CFSP as conflict-free, but that are “active” in the CFSP process (i.e., they have agreed to participate in the CFSP but the audit process has not yet been completed).

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Appendix C contains a list of SORs identified by Brocade’s in-scope suppliers that have not been certified by the CFSP as conflict-free (i.e., “non-compliant”) and are not known to be participating in the CFSP process. This list includes companies identified as SORs by Brocade’s in-scope suppliers that have not been assigned CFSI ID numbers.

Brocade’s due diligence activities for CY 2016 revealed:

•	Brocade’s in-scope suppliers reported 359 SORs.

•	73% of the SORs reported by Brocade’s in-scope suppliers have been certified as conflict-free or are designated as active in the CFSP.

•	100% of the tantalum smelters reported by Brocade’s in-scope suppliers have been certified as conflict-free or are designated as active in the CFSP.

•	77% of the tungsten smelters reported by Brocade’s in-scope suppliers have been certified as conflict-free or are designated as active in the CFSP.

•	67% of the gold refiners reported by Brocade’s in-scope suppliers have been certified as conflict-free or are designated as active in the CFSP.

•	67% of the tin smelters reported by Brocade’s in-scope suppliers have been certified as conflict-free or are designated as active in the CFSP.

•	3% of the total SORs reported to Brocade by its in-scope suppliers do not have CFSI ID numbers.
As previously discussed, many of Brocade’s in-scope suppliers provided company-level responses regarding all conflict minerals used for every product they manufacture rather than responses specific to Brocade’s in-scope products; as a result, certain conflict mineral sources reported to Brocade and listed on Appendices A, B and C may not actually be used in Brocade’s in-scope products.

Country-of-Origin Information and Efforts to Determine Mine or Location of Origin
Brocade endeavored to determine the mine or location of origin of the necessary conflict minerals contained in its in-scope products by conducting a supply chain survey with its in-scope suppliers using the CMRT and through the information made available by the CFSI to its members, as well as the other measures described in this CMR.
For country-of-origin information, the Company relied primarily on the CFSI’s Compliant Smelter Sourcing Information list, which the CFSI makes available only to its members and updates periodically, and supplemented that list with information derived from the CMRTs provided by its in-scope suppliers. The CFSI list indicates country-of-origin information for many of the SORs that have been certified to be conflict-free through the CFSP (i.e., compliant SORs).  However, the list does not include any country-of-origin information for (i) SORs designated as “active” in the CFSP process that have not been certified as conflict-free (such as those identified by Brocade’s suppliers and listed on Appendix B) or (ii) SORs that are non-compliant and not known to be participating in the CFSP process (such as those identified by Brocade’s suppliers and listed on Appendix C).  Moreover, this list does not indicate individual countries of origin of the conflict minerals (with the exception of the DRC); instead, it indicates countries of origin by category based on defined levels of sourcing risk.
Based on the CFSI’s Compliant Smelter Sourcing Information List as of March 3, 2017, and subject to the limitations of such list described above, the compliant SORs listed on Appendix A are identified by the CFSI as sourcing conflict minerals from each of the categories of countries defined by the CFSI (L1, L2, L3 and DRC) as set forth Appendix D under the section entitled “CFSI Compliant Smelter Sourcing Information List.” The list also indicates that some of the compliant SORs listed on Appendix A process conflict minerals originating solely from recycled or scrap sources.
In addition, based solely on information reported by Brocade’s in-scope suppliers for CY 2016 in completed CMRTs (which information Brocade has not verified as being accurate or complete), the additional countries listed on Appendix D under the section entitled “Additional Reported Countries of Origin” were identified by such suppliers as countries of origin for conflict minerals in their products.
Continuous Improvement and CY 2017 Activities

For its CY 2017 data collection process, Brocade currently expects to work with its suppliers that are determined to be in-scope for CY 2017 to refine SOR and country-of-origin information for its necessary conflict minerals and to strive to advance the effectiveness of its due diligence on the source and chain of custody for the necessary conflict minerals in its supply chain. In addition, Brocade is developing and expects to implement a corrective action plan for those suppliers for classic Brocade products that did not meet Brocade’s expectations as identified in its conflict minerals statement. Brocade plans to design the corrective action plan to reinforce Brocade’s expectations for its suppliers to provide better and more detailed information regarding the source of any conflict minerals in their products, to source minerals from conflict-free SORs, and to aggressively encourage non-compliant SORs to undergo certification as conflict-free. Brocade also intends to continuously monitor the CFSI’s list of SORs that have been certified as conflict-free by the CFSP for SORs that have been removed and to take the appropriate actions consistent with its risk mitigation strategy described in the section above entitled “Due Diligence -Overview of Due Diligence Process - OECD Step 3 - Design and implement a strategy to respond to identified risks.” In addition to continued engagement with suppliers, Brocade plans to follow up with the SORs to whom it has reached out directly in order to encourage their participation in the CFSP and to assess their progress.

4.	Forward Looking Statements

This CMR contains forward-looking statements regarding future events and future results. All statements other than statements of historical fact are statements that could be deemed forward-looking statements that involve risks and uncertainties, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts, strategy and future reporting. Words such as “expects,” “intends,” “plans,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict (including, but not limited to, whether industry organizations and initiatives such as the EICC and the CFSI and other supply chain transparency efforts remain effective as a source of external support in the conflict minerals compliance process, risks and uncertainties associated with the possibility of inaccurate information, fraud and other irregularities, inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information, and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others, as well as the possibility of future regulatory changes). Therefore, actual results may differ materially and adversely from those expressed or implied in any forward-looking statements. Furthermore, Brocade undertakes no obligation to revise or update any forward-looking statements for any reason.

APPENDIX A
List of Certified “Conflict-Free” (i.e., CFSP-compliant) SORs

Metal	Smelter Name	Smelter Identification	Smelter Location
Gold	Advanced Chemical Company	CID000015	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Limited	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA (REPUBLIC OF)
Gold	DODUCO GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	CID002459	UNITED STATES
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Ltd. Hong Kong	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN

Metal	Smelter Name	Smelter Identification	Smelter Location
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA (REPUBLIC OF)
Gold	Materion	CID001113	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	,INDIA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Précinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Republic Metals Corporation	CID002510	UNITED STATES
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Samduck Precious Metals	CID001555	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA (REPUBLIC OF)

Metal	Smelter Name	Smelter Identification	Smelter Location
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsu Mining and Smelting Co., Ltd	CID001192	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA

Metal	Smelter Name	Smelter Identification	Smelter Location
Tantalum	Plansee SE Liezen	CID002540	AUSTRIA
Tantalum	Plansee SE Reutte	CID002556	AUSTRIA
Tantalum	Power Resources Ltd.	CID002847	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	CID001508	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co. Ltd	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES
Tantalum	Tranzact, Inc.	CID002571	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA
Tantalum	Zhuzhou Cemented Carbide	CID002232	CHINA
Tin	Alpha	CID000292	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Dua Sekawan	CID002592	INDONESIA
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	CV Serumpun Sebalai	CID000313	INDONESIA
Tin	CV Tiga Sekawan	CID002593	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	Elmet S.L.U.	CID002774	SPAIN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Gejiu Jinye Mineral Company	CID002859	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM
Tin	Mineração Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN

Metal	Smelter Name	Smelter Identification	Smelter Location
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	PT Karimun Mining	CID001448	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002829	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	CID002870	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT O.M. Indonesia	CID002757	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL
Tin	Yunnan Tin Company Limited	CID002180	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA

Metal	Smelter Name	Smelter Identification	Smelter Location
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Moliren Ltd	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA

APPENDIX B
List of SORs “Active” in the CSFP Process

Metal	Smelter Name	Smelter Identification	Smelter Location
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Cendres + Métaux S.A.	CID000189	SWITZERLAND
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	POLAND
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Tony Goetz NV	CID002587	BELGIUM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA

APPENDIX C
List of SORs that are Non-Compliant and with No Known Participation in the CFSP

Metal	Smelter Name	Smelter Identification	Smelter Location
Gold	Johnson Matthey Chemicals Ltd.		UNITED STATES
Gold	Suichang County Garden ridge Gold factory
Gold	Zhongkuang Group Co,.Ltd.
Tin	Novosibirsk Integrated Tin Works
Tin	Shenzhen Xinhongtai Tin Co., Ltd
Tin	Super Ligas		BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.		CHINA
Tin	Yunnan Gejiu Jinye Minerals	OTH173	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd
Gold	Aktyubinsk Copper Company TOO	CID000028	KAZAKHSTAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	AURA-II	CID002851	UNITED STATES
Gold	Caridad	CID000180	MEXICO
Gold	Chugai Mining	CID000264	JAPAN
Gold	Colt Refining	CID000288	UNITED STATES
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Elemetal Refining, LLC	CID001322	UNITED STATES
Gold	Faggi Enrico S.p.A.	CID002355	ITALY
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Gujarat Gold Centre	CID002852	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CID002519	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	HwaSeong CJ Co., Ltd.	CID000778	KOREA (REPUBLIC OF)
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Korea Metal Co., Ltd.	CID000988	KOREA, REPUBLIC OF
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Materials Eco-Refining CO.,LTD	CID003085
Gold	Metahub Industries Sdn. Bhd.	CID002821	MALAYSIA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	OJSC Kolyma Refinery	CID001328	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Identification	Smelter Location
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Remondis Argentia B.V.	CID002582	NETHERLANDS
Gold	SAAMP	CID002761	FRANCE
Gold	Sabin Metal Corp.	CID001546	UNITED STATES
Gold	SAFINA A.S.	CID002290	CZECH REPUBLIC
Gold	Sai Refinery	CID002853	INDIA
Gold	Samwon Metals Corp.	CID001562	KOREA (REPUBLIC OF)
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shenzhen Lianfeng Hardware Plastic Products Co., Ltd.	CID002406
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Universal Precious Metals Refining Zambia	CID002854	ZAMBIA
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Tin	An Thai Minerals Co., Ltd.	CID002825	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	CID000466	GERMANY
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Global Advanced Metals	CID000566	UNITED STATES
Tin	Hezhou Jinwei Tin Co., Ltd	CID000720	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	CHINA
Tin	Metahub Industries Sdn. Bhd.	CID001136	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	CID001305	RUSSIAN FEDERATION
Tin	Phoenix Metal Ltd.	CID002507	RWANDA
Tin	PT Alam Lestari Kencana	CID001393	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Bangka Kudai Tin	CID001409	INDONESIA
Tin	PT Bangka Putra Karya	CID001412	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	CID001416	INDONESIA
Tin	PT BilliTin Makmur Lestari	CID001424	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	PT Fang Di MulTindo	CID001442	INDONESIA
Tin	PT Justindo	CID000307	INDONESIA
Tin	PT Koba Tin	CID001449	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	CID001486	INDONESIA
Tin	PT Seirama Tin investment	CID001466	INDONESIA
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
Tin	PT Wahana Perkit Jaya	CID002479	INDONESIA
Tin	PT Yinchendo Mining Industry	CID001494	INDONESIA
Tin	Shanghai Yueqiang Metal Products Co., Ltd	CID001642	CHINA

Metal	Smelter Name	Smelter Identification	Smelter Location
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CID001091	CHINA
Tungsten	Pobedit, JSC	CID002532	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538	VIET NAM

APPENDIX D

Country of Origin Information

CFSI Compliant Smelter Sourcing Information List

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L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries: Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, Uzbekistan, Vietnam and Zimbabwe

•	L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing conflict minerals: Mozambique and South Africa.

•	L3 - Countries adjoining the DRC: Burundi, Rwanda and Uganda

•	DRC - The Democratic Republic of the Congo.

Additional Reported Countries of Origin

•	Argentina

•	Azerbaijan

•	Belgium

•	Estonia

•	Germany

•	Hong Kong

•	Italy

•	Kazakhstan

•	Korea (Republic of)

•	Liberia

•	Mauritania

•	Morocco

•	Papa New Guinea

•	Philippines

•	Poland

•	Singapore

•	Suriname

•	Sweden

•	Switzerland

•	Taiwan

•	Tanzania